Exhibit 10.57

AMENDMENT NO. 15

TO THE

PRODUCTS AND SERVICES AGREEMENT

NO. AIR-12-001

BETWEEN

AIREON LLC

AND

HARRIS CORPORATION

Government Communications System Division

For

Automatic Dependent Surveillance-Broadcast (ADS-B) Payload Development

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information

PREAMBLE

This Amendment No. 15 (the “Amendment”) to the Products and Services Agreement for ADS-B Payload Development No. AIR-12-001, effective June 19, 2012 between Aireon LLC and Harris Corporation, Government Communications Systems Division (the “Agreement”) is entered into on this 18th day of December 2014, by and between Aireon LLC, a limited liability company organized and existing under the laws of Delaware, having its office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 (“Aireon”) and Harris Corporation, Government Communications Systems Division organized in the state of Delaware with offices located at 2400 Palm Bay Road NE, Palm Bay, Florida 32905 USA (“Contractor”).

RECITALS

WHEREAS, Aireon and Contractor have engaged in discussions relating to changes each would like to incorporate in the Agreement; and

WHEREAS, the Parties now desire to add a new definition and amend Articles 10.1, 18 and 25 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, the payments to be made by Aireon to Contractor under the Agreement and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby amend the Agreement as follows:

1.	Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.	Article 1 Definition: Add the following new definition:

“Record Retention means Contractor shall retain for a period of fifteen (15) years from the Agreement Term all actual manufacturing records (databases) generated from the production and manufacturing of each ADS-B Payload.”

3.	Article 10.1 Payload is hereby deleted and replaced in its entirety as follows:

“10.1 Payload. Title to each Payload shall pass from Contractor to Aireon upon delivery to the AIT Subcontractor’s facility. Risk of loss or damage for a Payload shall pass from Contractor to Aireon after the Payload has been delivered to the AIT Subcontractor’s facility as directed by Aireon and passes incoming inspection.”

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information       2

4.	Article 18.1 Storage is hereby deleted and replaced in its entirety as follows:

“Article 18.1 Storage

In the event that any Payload(s) or Payload Enclosure(s) are placed in storage at the Contractor’s facility, all storage costs, including insurance, shall be borne by the Contractor. All costs for re-verification testing, delta qualification testing, re-furbishing, and re-work, and all other costs associated with the testing and maintenance set forth in the Payload Packaging, Shipment and Storage Plan shall be borne by Contractor.

18.2     Title and Risk of Loss

With respect to each Payload, title to and risk of loss or damage to a Payload delivered to storage shall remain with Contractor at the storage site for the storage period during the Term of the Agreement.

18.3     Notification of Intention to Launch a Previously Stored Payload

In the event that a Payload has been placed in storage, Aireon shall notify Contractor in writing not less than [***] days when the Payload should be removed from storage and delivered to the AIT Subcontractor’s facility.”

5.	Article 25 General Provisions: add the following new Article 25.12 Record Retention.

“Article 25.12 Record Retention. In the event a Payload experience an Anomaly and pursuant to Aireon’s request, Contractor shall provide the requested information from the Record Retention files using the actual manufacturing records maintained by Contractor from the production and manufacturing of the requested ADS-B Payload during or after the Agreement Term.”

This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

All other provisions of the Agreement not expressly referred to in this Amendment remain in full force and effect.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information       3

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the date set forth in the Preamble.

For Aireon		For Contractor

AIREON LLC		HARRIS CORPORATION GCSD

By:	/s/ Donald L. Thoma	By:	/s/ [***]

Name:	Donald L. Thoma	Name:	[***]

Title:	CEO	Title:	Contracts Manager

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aireon LLC Business Proprietary Information       4